UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

May 15, 2007

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 North Fairfax Drive, Suite 1150, Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2007, Mr. Carl J. Rickertsen amicably resigned from the Board of Directors (the “Board”) of Homeland Security Capital Corporation (the “Company”).

New Director

Effective May 11, 2007, the members of the Board elected the Honorable Brian C. Griffin to fill the vacancy on the Board of the Company until the next annual meeting of shareholders or until his successor is duly elected, qualified and seated.

The Honorable Brian C. Griffin has held numerous senior-level positions in both the public and private sectors. His distinguished public service career includes serving as a senior government official under three U.S. Presidents and two Governors. In the private sector, he has served as both the Executive Vice President and General Counsel of Petroleum Investments, Ltd., a New York Stock Exchange listed oil and gas exploration company, and currently serves as Chairman of the Board of Clean Energy Systems, Inc., a privately-held company. Dr. Griffin is a renowned energy and environmental expert. He has lectured around the globe on topics including: (1) conventional and advanced alternative energy technologies; (2) energy utilization and its environmental impacts, and (3) energy security. After many years in Washington, Dr. Griffin returned to Oklahoma where he served two terms as Oklahoma’s Secretary of Environment. During such time, he chaired and was a member of several committees sponsored by the U.S. EPA, U.S. Department of Energy and the Southern States Energy Board. He was a member of the Biomass & Bioenergy Research and Development Federal Advisory Committee sponsored by the U.S. EPA and the U.S. Department of Agriculture. He was a member of the Coal & Advanced Power Systems Committee sponsored by the U.S. Department of Energy and the Southern States Energy Board. In addition, he served as the Chairman of the Interstate Technology and Regulatory Council and was a Representative to the Interstate Oil & Gas Compact Commission. In 2003, he was appointed by President Bush to serve as the Federal Representative to the Southern States Energy Board. Prior to his years in public service, Dr. Griffin was involved in the oil & gas industry and taught energy policy & regulation, as well as energy technology, as an Adjunct Professor in the Graduate School of Business at the University of Oklahoma. Dr. Griffin received his undergraduate degree from Harvard University in 1974 and was selected as a Rhodes Scholar. As a Rhodes Scholar, he attended Oxford University where he received his British law degree. He also holds a U.S. juris doctor degree.

The Company hereby incorporates by reference its news release dated May 14, 2007, with respect to the election of the Company’s new director, which is herewith furnished as Exhibit 99.1.

Chief Financial Officer

Additionally, on May 10, 2007, Mr. Michael Brigante was appointed by the Board to serve as the Chief Financial Officer of the Company.

Mr. Brigante is a senior manager with 30 years of diversified financial and accounting experience including the areas of mergers and acquisitions, capital raising, venture capital, cash management, information systems and accounting operations in both public and private companies. From July 2006 until present, Mr. Brigante was the Vice President of Finance of Homeland Security Capital Corporation, a company involved in acquisitions of small homeland security companies. From January 2003 until June 2006, Mr. Brigante served as their Chief Financial Officer of Sky Capital Enterprises, a venture capital company, and Sky Capital Holdings, a NASD registered broker dealer. From December 1999 until December 2002, Mr. Brigante was the Managing Partner of Pilot Rock Consulting, a diversified financial consulting practice to public and private companies, which he founded. From December 1995 until November 1999, Mr. Brigante served as the Controller (1995-1996) and the Chief Financial Officer (1997-1999) of Complete Wellness Centers, Inc., a publicly held healthcare services company. Prior to his position with Complete Wellness Centers, Inc., Mr. Brigante has also served in a variety of senior financial positions with public and private companies. Mr. Brigante is a graduate of James Madison University, with a BS degree in accounting and economics and is a Certified Public Accountant.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit	Description	Location
Exhibit 99.1	Press Release dated May 14, 2007	Furnished with this report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007	Homeland Security Capital Corporation

By: /s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer

Index of Exhibits

Exhibit	Description	Location
Exhibit 99.1	Press Release dated May 14, 2007	Furnished with this report